Exhibit 10.2

INVENTORY PURCHASE, CONTINUING BUSINESS OPERATIONS AND PRODUCT LICENSING AGREEMENT

by and among

ZYTO Corporation

and

InteMedica, LLC

This INVENTORY PURCHASE, CONTINUING BUSINESS OPERATIONS, AND PRODUCT LICENSING AGREEMENT (the "Agreement") is made and entered into as of January 28, 2008 by and among ZYTO CORPORATION, a Delaware corporation ("Buyer" or "Licensee") and INTEMEDICA, LLC, a Nevada Limited Liability Company ("Seller" or "Licensor" and together with Buyer, the "Parties").

RECITALS

WHEREAS, Seller currently markets a broad set of Chinese herbs, homeopathics and therapeutic nutritional supplements to health care practitioners under the InteMedica brand name.

WHEREAS, Buyer intends to pilot a new project related to promoting wellness in the home.

WHEREAS, Buyer wishes to purchase Seller's existing inventory and use Seller's product formulas as the basis for its project.

NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, the Parties do hereby agree as follows:

1. SALE AND PURCHASE OF INVENTORY AND ON-GOING BUSINESS CONCERNS

Inventories. Buyer shall purchase all inventories of existing, marketable product, work-in-progress, supplies and materials of Seller as of the Closing Date (the "Inventories"). A summary of such items on hand at end of day as of January 25, 2008 is attached hereto as Schedule A.

Ongoing Operations. Buyer agrees to assume those business operations of Seller necessary to continue the business operations of the InteMedica business including sales, customer service and inventory management. Buyer will not assume any debts of Seller, with the exception of any monies owed by Seller to Buyer. Seller shall return to Buyer all unsold InteStat Hand Cradles. Seller shall cooperate with Buyer to continue delivery of customer service, turnover records and facilitate repositioning of personnel between the execution hereof and Feb. 1, 2008. It is agreed that Seller will assume financial and legal responsibility for these operations in full on February 1, 2008.

Contracts and Agreements. Buyer shall assume and Seller shall assign all contracts and agreements of Seller (as described in Schedule B), including without limitation, client agreements and wholesale purchase agreements. Schedule B sets forth the names of the parties, the subject of the contract or agreement, the basic terms and the consideration involved.

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Purchase Price. Subject to the terms and conditions of this Agreement, and in full consideration for the transfer of the Inventories and granting of the License at Closing:

(a) In accordance with State and Federal securities laws, Buyer shall issue and deliver a Certificate for 100,000 shares of Common Stock of Buyer's corporation (the "Shares") in the name of Seller at 5485 Reno Corporate Drive, Suite 400, Reno, Nevada, 89511 via certified carrier. Seller agrees and understands that the Shares will be restricted in accordance with Rule 144, but ZYTO will approve any sale at the earliest possible date. In addition, such Shares shall be indemnified by Buyer in accordance with Section 6.2.3.

(b) Buyer shall pay $164,000 as evidenced by the attached promissory note as Exhibit C.

2. LICENSING AGREEMENT

2.1 Licensor has acquired, developed and/or accumulated proprietary technology, know-how and other confidential information (the "Licensed Technology") related to the development and manufacturing of a unique, proprietary line of products (the "Products") containing homeopathic, nutritional and herbal ingredients based substantially upon traditional Chinese herbal supplements, nutritional supplements and homeopathics marketed under the "InteMedica" brand name. Licensor grants Licensee a non-exclusive license to utilize the Licensed Technology to produce the Products on the terms and conditions set forth herein. The Licensed Technology does not include Licensor's intellectual property with respect to Allostatic Medicine or Allostatic Load, but Licensor will assist Licensee in credentialing the products through its non-profit company.

2.2 Licensor has developed and filed for registration of various trademarks (the "Marks") set forth in the attached Schedule D and has the right to license the Marks. Licensor intends to continue to develop trademarks, slogans, trade names and logos ("Future Marks").

2.3 ***Grant of License.*** To the extent that it lawfully may, and subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee during the term of this Agreement the right and license to use the Licensed Technology, the Marks and the Future Marks in connection with the manufacture and sale of the Products. There is no right for sublicensing.

2.4 ***Type of License.*** The license granted to Licensee in Section 2.3 shall be non-exclusive during the term of this Agreement. Licensor retains the right to use the Marks and Licensed Technology in connection with the manufacture and sale of Products to any person, entity or firm.

2.5 ***Improvements.*** Licensee agrees to communicate promptly to the Licensor any and all modifications, design changes, inventions or improvements relating to any of the Licensed Technology suggested by Licensee's employees, consultants or agents, or which were otherwise developed by Licensee during the course of the performance of services hereunder, and Licensee agrees that the Licensor shall be and remain the sole and exclusive owner thereof and Licensee agrees to execute any and all documents necessary for perfecting and/or protecting the Licensor's rights thereto. In the case of Licensee's employees, consultants, and agents, Licensee shall obtain their written

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agreement to disclose and assign to the Licensor all such modifications, design changes, and improvements to the Products.

2.6 ***Technical and Marketing Assistance.*** Licensee agrees to notify Licensor of and make available to Licensor copies of all market and product research which belongs to or is otherwise made available to Licensee which concerns, either directly or indirectly, the Products. Licensor agrees to treat such information as confidential information unless prior written consent is obtained from the Licensee.

2.7 ***Government or Trade Organization Filings.*** If Licensee plans to file information relating in any way to the Products with a governmental agency or a trade organization, Licensee shall furnish copies of such filings to Licensor prior to filing, and shall obtain written consent from the Licensor before formal application and filing.

2.8 ***Confidentiality.*** Licensee acknowledges that it will be entrusted with trade secrets and confidential information, including formulas for creation of Products that the Licensor has developed and has a legitimate business interest in protecting. Pursuant thereto, the Licensee agrees:

(a) to treat as confidential and not, without the prior approval of the Licensor, to use (other than in the performance of its duties hereunder), publish, disclose, copyright or authorize anyone else to use, publish, disclose or copyright:

(ii) any trade secrets during the term of this Agreement and subsequent thereto; or

(ii) confidential information either during the term hereof; and

(b) to disclose the confidential information only to those employees, consultants or other agents necessary for the Licensee to perform this Agreement.

2.10 ***Term.*** The license of the name "InteMedica" shall terminate eighteen (18) months after the Effective Date hereof, unless otherwise renewed by the Parties.

2.11 ***Termination.*** Either party (the "nonbreaching party") shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to the other party (the "breaching party") or (if applicable) its trustees, receivers or assigns upon the occurrence of one or more of the following events by the breaching party:

(a) the breach of any material provision of this Agreement, unless the breaching party cures or corrects such breach within the thirty (30) days after the written notice by the nonbreaching party;

(b) the insolvency of the breaching party;

(c) the institution of any proceeding against the breaching party under any bankruptcy, insolvency or moratorium law, to which the breaching party consents or which is not dismissed with sixty (60) days thereafter;

(d) any assignment by the breaching party of substantially all of its assets for the benefit of creditors; or

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(e) the placement of the assets of the breaching party in the hands of a trustee or receiver, unless the receivership or trust is dissolved within sixty (60) days thereafter.

2.12 ***Effect of Termination.*** If this Agreement expires or is terminated in accordance with the provisions of this Article 12:

(a) Licensee's license for the Marks and sale of Products, and all rights associated therewith, shall terminate immediately;

(b) Licensee shall pay all amounts due hereunder, including any amounts due for the Initial Payment and payments for purchases of the Products within fifteen (15) days of the termination or expiration of this Agreement;

(c) Licensee shall return or destroy at Licensor's option all plans, drawings, papers, notes, writings and other documents, samples and models pertaining to the Licensed Technology or the Products;

(d) Licensee shall cease manufacturing, using, or selling Products except to the extent as may otherwise be permitted under applicable law; provided, however, that Licensee may complete all work in progress and may sell all Products which are in its inventory on the date of such expiration or termination of the Agreement provided that Licensee pay actual Royalties based on the Net Selling Price of the products sold within thirty (30) days of the sales; and

(e)Licensee shall cease using the Trademarks; provided, however, that Licensee may use the Trademarks on Products it sells pursuant to Section 12.3(d) above for one hundred twenty (120) days following the expiration or termination of the Agreement.

2.13 ***Limitation of Liability.*** EXCEPT AS EXPRESSLY PROVIDED IN THE PREVIOUS SECTION, THE LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO THE LICENSEE OR ITS CUSTOMERS OR SUBLICENSEES, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF NON-INFRINGEMENT. FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL LICENSOR BE RESPONSIBLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF THE PRODUCTS OR SERVICES FURNISHED, WHETHER SUCH CLAIM IS BASED ON BREACH OF WARRANTY, CONTRACT, TORT OR OTHER LEGAL THEORY AND REGARDLESS OF THE CAUSES OF SUCH LOSS OR DAMAGES OR WHETHER ANY OTHER REMEDY PROVIDED HEREIN FAILS, NOR SHALL LICENSOR'S TOTAL LIABILITY EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID BY THE LICENSEE TO THE LICENSOR AS CONSIDERATION PURSUANT TO THIS AGREEMENT.

2.14 ***Additional Indemnification.*** Each party shall indemnify and hold the other party harmless, including their directors, officers, employees, agents, subsidiaries, affiliates, subcontractors and assignees, or any of them, from and against any Liability, occasioned by, arising out of, resulting from, caused by, or directly or indirectly relating to the operation of the indemnifying party's business pursuant to this Agreement, for

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which the other party is neither wholly nor contributorily responsible. Licensee shall indemnify and hold harmless Licensor from any and all claims asserted by any governmental agency or consumer with respect to the use of the Products or the sales and marketing thereof.

2.15 ***Insurance.*** Licensee shall procure and maintain continuously during the term hereof, comprehensive public liability insurance insuring both Licensee and Licensor against claims for bodily injury, death, property damage and any other liability arising out of or as a result of Licensee's activities related directly or indirectly to this Agreement. Licensee shall not be required to purchase insurance coverage for any liability resulting from Licensor's negligence. Such insurance shall be for an amount that is reasonable and customary in the business; provided, however, that Licensor may establish minimum amounts for such insurance by written notice to Licensee.

3. CLOSING

3.1 ***Closing Date.*** The closing of the purchase of the Inventories, on-going business and granting of the license shall take place at the office of the Seller on January 25, 2008. The date of the Closing shall constitute the "Closing Date".

3.2 ***Seller's Deliveries at Closing.*** At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a) A Bill of Sale transferring all inventories, contracts and agreements.

(b) Such other documents and instruments as shall be reasonably requested to effect the transaction contemplated hereby.

3.3 ***Buyer's Deliveries at Closing.*** At the Closing, Buyer shall deliver or cause to be delivered to or for the benefit of the Seller, the following:

(a) Certified resolution of the Board of Directors and stockholders of Buyer authorizing consummation of the transaction contemplated by this Agreement.

(b) Certificate(s) representing the Shares registered in the name of Seller.

(c) Executed promissory note (Exhibit C).

(d) Such other documents and instruments as shall be reasonably requested to effect the transactions contemplated hereby.

4. TAX MATTERS

4.1 The Parties acknowledge that they have each consulted their respective advisers regarding the tax consequences of the transaction contemplated by this Agreement and have not relied upon any representations of any other party with respect to such matters. Both parties acknowledge this Agreement will conform to the IRS. Both parties acknowledge that they shall cooperate to mutually execute applicable IRS documents allocating the purchase price to the purchased Assets.

5. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer:

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5.1 ***Organization and Authority.*** Seller: (i) is a Limited Liability Company organized, validly existing and in good standing under the laws of the State of Nevada; (ii) has all necessary power to sell and license its products and systems, to carry on its business now being conducted and to enter into and perform this Agreement; and (iii) is qualified to do business in Nevada and in any other jurisdiction where permitted.

5.2 ***Authority Relating to this Agreement; No Violation of Other Instruments.***

5.2.1 The execution and delivery of this Agreement and the performance hereunder by Seller have been duly authorized by all necessary corporate actions on the part of the Seller, its Managers and Unit holders, and, assuming execution of this Agreement by Buyer, this Agreement will constitute a legal, valid and binding obligation of Seller, enforceable whether such enforcement is considered in a proceeding in equity or at law.

5.2.2 Neither the execution of this Agreement nor the performance hereof Seller will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Seller; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any terms, conditions and provisions of, or constitute a default under, or result in indenture, mortgage, lease, encumbrance or other instrument to which Seller is a party or by which it or any of the inventory are bound; (iii) permit the acceleration of the maturity of any material indebtedness of Seller or any other person secured by the inventory; or (iv) violate or conflict with any provision of the Seller's Operating Agreement.

5.2.3 No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with any government or regulatory authority is required to be made or obtained by Seller in order to permit the execution, delivery or performance of this Agreement by Seller, or the communication of the transaction contemplated by this Agreement.

5.3 ***Litigation.*** Neither Seller nor any Manager or Member is a party to any pending or, to the knowledge of the Seller, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have Material Adverse Effect on: (i) the condition, inventory, license, business, prospects or results of operations of Seller; or (ii) the transaction contemplated by this Agreement; nor, to the knowledge of Seller, does any basis exist for any such action, suit, proceeding or investigation. Seller is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a Material Adverse Effect or which could prevent the transaction contemplated by this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller:

6.1 ***Organization and Authority.*** Buyer: (i) is a Delaware corporation organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary power to sell and license its products and systems, to carry on its business

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now being conducted and to enter into and perform this Agreement; and (iii) is qualified to do business in Nevada and in any other jurisdiction where permitted.

6.2 ***Authority Relating to this Agreement; No Violation of Other Instruments.***

6.2.1 The execution and delivery of this Agreement and the performance hereunder by Buyer have been duly authorized by all necessary corporate actions on the part of the Buyer, its directors, stockholders, and, assuming execution of this Agreement by Seller, this Agreement will constitute a legal, valid and binding obligation of Buyer, enforceable whether such enforcement is considered in a proceeding in equity or at law.

6.2.2 Neither the execution of this Agreement nor the performance hereof Buyer will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Buyer; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any terms, conditions and provisions of, or constitute a default under, or result in indenture, mortgage, lease, encumbrance or other instrument to which Buyer is a party or by which it or any of the inventory are bound; (iii) permit the acceleration of the maturity of any material indebtedness of Buyer or any other person secured by the inventory; or (iv) violate or conflict with any provision of the Buyer's By-laws or Articles of Incorporation

6.2.3 No consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with any government or regulatory authority is required to be made or obtained by Buyer in order to permit the execution, delivery or performance of this Agreement by Buyer, or the communication of the transaction contemplated by this Agreement.

6.3 ***Litigation.*** Neither Buyer nor any officers, directors or shareholders is a party to any pending or, to the knowledge of the Buyer, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body which could have Material Adverse Effect on: (i) the condition, inventory, license, business, prospects or results of operations of Buyer; or (ii) the transaction contemplated by this Agreement; nor, to the knowledge of Buyer, does any basis exist for any such action, suit, proceeding or investigation. Buyer is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a Material Adverse Effect or which could prevent the transaction contemplated by this Agreement.

7. COVENANTS OF SELLER

Seller covenants to Buyer as follows:

7.1 ***Satisfaction of Conditions.*** Seller shall in good faith proceed to take or cause to be taken all actions within their power necessary to satisfy all conditions to its obligations to close and consummate the transaction contemplated by this Agreement.

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8. COVENANTS OF BUYER

Buyer covenants to Seller as follows:

8.1 ***Satisfaction of Conditions.*** Buyer shall in good faith proceed to take or cause to be taken all actions within their power necessary to satisfy all conditions to its obligations to close and consummate the transaction contemplated by this Agreement.

8.2 ***Granting of Security Interest.*** The Parties agree that Seller is extending credit to Buyer and that Buyer hereby grants Seller a purchase money security interest in the Inventories and purchased assets.

9. CONFIDENTIALITY

9.1 ***Press Releases and Announcements.*** Neither party shall issue press releases or publicize the transaction contemplated by this Agreement or otherwise disclose the nature of this Agreement on or prior to the Closing Date except as otherwise required by applicable law, regulation, or stock exchange requirement. No information, documents or reports provided to or obtained by either party in connection with this transaction shall be disclosed. Any release of information to any parties including the news media in any medium without mutual approval and accord is strictly prohibited.

10. MISCELLANEOUS

10.4 ***Expenses.*** Each party will pay its own expenses, including legal and accounting expenses related to this transaction provided for herein, irrespective of when incurred. In the event of any legal action to enforce any of the obligations set forth in the Agreement, the prevailing party shall be entitled to recover costs and reasonable fees.

10.2 ***Notice.*** Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service personally or by facsimile, or five days after the date of mailing if mailed by first class mail, registered or certified, postage prepaid. Notice shall be addressed as follows:

To Buyer at:
ZYTO Corporation
Attn: Vaughn Cook, President
1266 S. 1380 W.
Ogden, UT 84058

To Seller at:
InteMedica, LLC
Attn: David J. Diamond, Manager
5485 Reno Corporate Dr.
Suite 400
Reno, NV 89511

Or to such other address as a party has designated by notice in writing to the other party in the manner provided by this section.

10.3 ***Survival of Terms.*** All warranties, representations and covenants contained in this Agreement and any certificates or other instruments delivered by or on behalf of the

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parties pursuant to this Agreement shall be continuous and shall survive the Closing for a period of three years.

10.4 ***Governing Law.*** This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into in the State.

10.5 ***Severability.*** If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

10.6 ***Counterparts.*** This Agreement may be executed in counterparts, each of which shall be deemed original, but both of which when taken together shall constitute one and the same document.

10.7 ***Entire Agreement and Modification.*** This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended in writing.

10.8 ***Rule of Construction.*** The parties to this Agreement agree to waive any application of the rule of construction that calls for any ambiguous terms to be interpreted against the drafter.

10.9 ***Assignment.*** Neither Licensor nor Licensee shall assign, delegate or transfer any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party which consent shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

10.10 ***Arbitration.*** In the event of any dispute or disagreement between Seller and Buyer as to the interpretation of any provision of this Agreement (or the performance of obligations hereunder), the matter, upon written request of either Party, shall be referred to representatives of the Parties for decision. The representatives shall promptly meet in a good faith effort to resolve the dispute. If the representatives do not agree upon a decision within thirty (30) calendar days after reference of the matter to them, any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder shall be settled exclusively by arbitration in Washoe County, Nevada. Such arbitration shall be administered by JAMS in accordance with its then prevailing expedited rules, by one independent and impartial arbitrator selected in accordance with such rules. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1 et seq. The fees and expenses of JAMS and the arbitrator shall be shared equally by Buyer and Seller and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) to the prevailing party. No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his sole discretion, on application by any party, to order pre-arbitration examination solely of those witnesses and documents that any other party intends to introduce in its case-in-chief at the arbitration hearing. Buyer and Seller shall instruct the arbitrator to render his award within thirty (30) days following the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to any party any damages of the type not permitted to be recovered under this Agreement in connection

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with any dispute between or among the parties arising out of or relating in any way to this Agreement or the transactions arising hereunder, and each party hereby irrevocably waives any right to recover such damages. Notwithstanding anything to the contrary provided in this Section 10.9 and without prejudice to the above procedures, either Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction. The decision of the arbitrator shall be in writing and shall set forth findings of fact and conclusions of law.

10.11 **Counterparts.** This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed an original hereof.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as the Closing Date set forth in Section 2 of this Agreement.

ZYTO CORPORATION

Vaughn R Cook

Title: PRES/CEO

INTEMEDICA, LLC

[signature]

Title: MANAGER

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SCHEDULE A – Inventories

Item	Description	On Hand	Cost	Cost Total	Wholesale	Wholesale Total	Sug. Retail	Retail Total
Inventory Item								
CHBL-01	BL-ANF Chinese Herb	601.00	3.40	1,768.90	12.48	8,187.95	24.55	12,488.85
CHEN-01	EN-ALR Chinese Herb	697.00	4.31	2,865.58	12.85	5,020.15	24.85	17,300.15
CHEN-02	EN-SNS Chinese Herb	953.00	3.48	3,305.97	12.95	12,341.35	24.95	23,777.05
CHGI-01	GI-IND Chinese Herb	598.00	4.60	2,777.52	13.95	7,823.80	26.95	15,507.80
CHGI-02	GI-EMB Chinese Herb	501.00	4.43	2,244.48	13.95	6,487.95	24.95	12,499.95
CHGI-03	GI-HRB Chinese Herb	519.00	4.50	2,336.50	12.95	6,721.05	24.95	12,940.05
CHGI-04	GI-CON Chinese Herb	612.00	3.48	2,155.34	12.95	7,900.35	24.98	15,294.55
CHGI-05	GI-DHR Chinese Herb	714.00	3.40	2,449.03	12.95	9,246.30	24.95	17,814.30
CHGI-06	GI-YST Chinese Herb	166.00	3.90	643.59	12.85	2,130.75	24.85	4,119.75
CHGN-01	GN-FTG Chinese Herb	381.00	6.60	2,514.80	14.95	5,695.95	27.95	10,640.95
CHGN-02	GN-YNS Chinese Herb	495.00	3.98	1,830.60	12.95	6,410.25	24.95	12,350.25
CHIM-01	IM-INF Chinese Herb	455.00	4.15	1,879.85	12.95	5,805.35	24.95	11,302.30
CHKI-01	KI-FHT Chinese Herb	820.00	3.88	3,195.20	12.95	10,619.00	24.95	20,459.00
CHKI-02	KI-YIN Chinese Herb	274.00	3.84	1,052.16	12.95	3,548.30	24.95	6,836.30
CHKI-03	KI-YNG Chinese Herb	1,058.00	5.20	5,512.70	13.95	14,779.08	20.99	26,840.05
CHLV-01	LV-STG Chinese Herb	658.00	4.20	2,747.07	12.95	8,524.05	24.95	16,442.03
CHLV-02	LV-HST Chinese Herb	328.00	3.84	1,260.40	12.95	4,338.25	24.95	8,358.25
CHPD-01	PD-GTM Chinese Herb	203.00	1.16	232.46	12.95	2,628.85	24.95	5,064.85
CHVR-01	VR-ERL Chinese Herb	1,154.00	3.67	4,235.18	12.95	14,944.30	24.95	28,792.30
CHVR-02	VR-LTE Chinese Herb	852.00	3.36	2,862.72	12.95	11,033.40	24.95	21,257.40
CHWH-01	WH-PMD Chinese Herb	469.00	3.88	1,819.72	12.95	6,073.55	24.95	11,701.55
HXCN-01	Allergy Homeopathic	1,035.00	2.25	2,328.75	11.95	12,368.25	23.90	24,736.50
HXCN-02	Sinus Homeopathic	2,428.00	2.25	5,463.55	11.95	29,028.85	23.90	58,059.10
HXEN-03	Throat Homeopathic	845.00	2.25	1,901.25	11.95	10,097.75	23.90	20,195.50
HXEN-04	Ear Homeopathic	948.00	2.25	2,133.00	11.95	11,328.60	23.90	22,657.20
HXGI-01	Diarrhea Homeopathic	1,130.00	2.25	2,542.50	11.95	13,503.50	23.90	27,007.00
HXGI-02	Stomach Homeopathic	991.00	2.25	2,229.75	11.95	11,842.45	23.90	23,684.90
HXGI-03	Constipation Homeopathic	1,001.00	2.25	2,252.25	11.95	11,961.95	23.90	23,923.90
HXGI-04	Nausea/Indigestion Homeopathic	940.00	2.25	2,115.00	11.95	11,040.55	23.90	22,081.10
HXGN-01	Sleep Homeopathic	773.00	2.25	1,739.25	10.95	8,464.35	21.90	16,928.70
HXGN-02	Fever/Inflammation Homeopathic	927.00	2.25	2,085.75	10.95	10,150.65	21.90	20,301.30
HXGN-03	Fatigue Homeopathic	812.00	2.25	1,829.25	10.95	8,902.35	21.90	17,804.70
HXGN-04	Total Body Detox Homeopathic	37.00	4.25	157.25	17.95	664.15	35.90	1,328.30
HXIN-01	Injury Homeopathic	2,247.00	2.25	5,055.75	12.95	33,393.65	25.90	66,787.30
HXLU-01	Cough Homeopathic	947.00	2.25	2,130.75	11.95	11,316.65	23.90	22,633.30
HXPD-01	Teething Homeopathic	1,165.00	2.25	2,621.25	9.95	11,591.75	19.90	23,183.50
HXPM-01	Headache Homeopathic	892.00	2.25	2,018.20	10.95	9,832.15	21.90	19,664.30
HXPM-02	Spasm/Pain Homeopathic	2,024.00	2.25	4,554.00	10.95	22,162.80	21.90	44,325.60
HXVR-01	Viral Homeopathic	667.00	2.25	1,500.75	15.95	10,638.65	31.90	21,277.30
HXWH-01	Menopause Homeopathic	791.00	2.25	1,779.75	11.95	9,452.45	23.90	18,904.90
HXWH-02	Hormones Homeopathic	708.00	2.25	1,593.00	11.95	8,460.60	23.90	16,921.20
TNGI-01	GI-DTX Therapeutic Nutritional	409.00	3.85	1,007.37	12.95	5,296.55	25.95	10,613.55
TNGI-02	GI-ATB Therapeutic Nutritional	213.00	5.57	1,186.41	10.95	2,332.35	21.95	[illegible]
TNGI-03	GI-LNZ Therapeutic Nutritional	400.00	3.48	1,587.00	12.95	5,357.00	25.95	11,937.00
TNLV-01	LV-DTX Therapeutic Nutritional	470.00	15.35	7,214.50	26.95	12,666.50	52.95	25,366.50
TNMH-01	MH-MVM Therapeutic Nutritional	658.00	5.22	3,434.76	14.95	9,837.10	29.95	19,707.10
TNMT-01	MT-CFA Therapeutic Nutritional	1,239.00	4.62	5,724.18	12.95	16,045.05	23.95	29,152.05
TNPM-01	PM-AKT Therapeutic Nutritional	364.00	11.00	4,004.00	19.95	7,261.80	39.95	14,541.80
TNWH-01	WH-MVM Therapeutic Nutritional	462.00	4.93	2,277.66	14.95	6,906.90	29.95	13,836.90
TNWH-02	WH-OST Therapeutic Nutritional	454.00	5.11	2,319.94	14.95	6,787.30	29.95	13,597.30
				127,653.38		490,420.12		968,826.60

DD
VPC

SCHEDULE B – Contracts and Agreements

Outstanding Purchase Orders (not included in Schedule A)

Vendor	Product Name	Quantity	Price	Total
ABCO Labs	Medermica Cream	3,000	$2.67	$8,010.00
ABCO Labs	Sinus Homeopathic	1,500	$2.68	$4,020.00
ABCO Labs	Spasm/Pain Homeopathic	1,500	$2.68	$4,020.00
ABCO Labs	Allergy Homeopathic	1,500	$2.68	$4,020.00
ABCO Labs	Injury Homeopathic	1,500	$2.68	$4,020.00

Other Contracts

Name	Description	Pricing
ITS Logistics	Provide storage and fulfillment services	approx. $1,500/month
GS1	Barcode	$165.00/year

DD
VRC